Exhibit 99.1

FINANCIAL NEWS

SANMINA-SCI REPORTS THIRD QUARTER FISCAL 2012 RESULTS

San Jose, CA — July 23, 2012.  Sanmina-SCI Corporation (“Sanmina-SCI” or the “Company”) (NASDAQ GS: SANM), a leading global integrated manufacturing services company, today reported financial results for the third fiscal quarter ended June 30, 2012.

Third Quarter Fiscal 2012 Summary

•            Revenue of $1.55 billion

•            GAAP operating margin 2.3 percent

•            GAAP diluted earnings per share of $0.11

•            Non-GAAP(1) operating margin of 2.8 percent

•            Non-GAAP diluted earnings per share of $0.26

Revenue for the third quarter was $1.55 billion, compared to $1.46 billion in the prior quarter and $1.67 billion for the same period of fiscal 2011.

GAAP operating income in the third quarter was $35.4 million or 2.3 percent of revenue, compared to $52.9 million or 3.2 percent of revenue for the same period ended July 2, 2011.  GAAP net income in the third quarter was $8.9 million, compared to $9.4 million for the same period a year ago.  GAAP diluted earnings per share for the quarter of $0.11, compared to GAAP diluted earnings per share of $0.11 in the third quarter fiscal 2011.

Non-GAAP operating income in the third quarter was $44.1 million or 2.8 percent of revenue, compared to $65.0 million or 3.9 percent of revenue in the third quarter fiscal 2011.  Non-GAAP net income in the third quarter was $21.9 million, compared to $35.1 million in the same period a year ago. Non-GAAP diluted earnings per share were $0.26, compared to $0.42 for the same period a year ago.

Cash and cash equivalents for the quarter ended June 30, 2012 were $394.9 million.  Cash flow from operations was $47.6 million.  Inventory turns improved to 6.8x from 6.1x in the prior quarter.

“Revenue for the third quarter was up six percent sequentially as a result of growth in a number of our key markets.  However, weak demand in the components business negatively impacted profitability,” stated Jure Sola, Chairman and Chief Executive Officer.  “I continue to be pleased with our focus on cash generation and capital structure including our redemption today of the remaining 2016 notes.”

“The macro-environment remains challenging and it’s difficult to predict the future; however, based on new projects and forecasts from our strategic customers, we expect modest revenue growth and margin expansion in the fourth quarter,” concluded Sola.

Fourth Quarter Fiscal 2012 Outlook

The following forecast is for the fourth fiscal quarter ending September 29, 2012.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.575 billion to $1.625 billion

•                  Non-GAAP diluted earnings per share between $0.32 to $0.38

Company Completes Full Redemption of 2016 Notes

The Company also announced that it has redeemed today $150.0 million in aggregate principal amount of its 8.125% Senior Subordinated Notes due 2016 (the “Notes”) using borrowings under the Company’s credit facilities and other financings.  This follows the Company’s call for redemption of the Notes previously announced on June 22, 2012. As a result, none of the Company’s Notes remain outstanding.

(1)In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures:  operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, debt redemption costs and discrete tax events), to the extent material or which we consider to be of a non-operational nature in the applicable period.  Beginning in the third quarter, in order to align our non-GAAP reporting practices with those of certain of our competitors, we revised our definition of unusual items to include charges associated with distressed customers, not just customers who have declared bankruptcy.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations.  A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina-sci.com.  Sanmina-SCI provides fourth quarter fiscal 2012 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring, impairment and other unusual and infrequent items.

Company Conference Call Information

Sanmina-SCI will hold a conference call regarding results for the third quarter fiscal 2012 on Monday, July 23, 2012 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.  A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 10354407.

About Sanmina-SCI

Sanmina-SCI Corporation is a leading integrated manufacturing services provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions and delivers superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, multimedia, enterprise computing and storage, clean-tech and automotive technology sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. More information regarding the Company is available at http://www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for future revenue and non-GAAP earnings per share and expectations for revenue and margin expansion, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including a deterioration in the markets for the Company’s customers’ products; inability of customers to pay for the Company’s products, due to bankruptcy filings or otherwise, which could reduce the Company’s revenues, margins and net income; reduction or cancelation of customer orders that would reduce revenues, margins and net income;  the sufficiency of the Company’s cash position and other sources of liquidity to operate and expand its business; an increase in short-term rates that would increase the Company’s interest expense; component shortages, which could result in production delays or increases in manufacturing costs; the impact of the restrictions contained in the Company’s credit agreements and indentures upon the Company’s ability to operate and expand its business; competition negatively impacting the Company’s revenues and margins; the need to adopt future restructuring plans as a result of changes in the Company’s business, which would increase the Company’s costs and decrease its net income; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina-SCI Contact

Paige Bombino

Director, Investor Relations

408-964-3610

SANMF

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	June 30,	October 1,
	2012	2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$394,862	$640,288
Accounts receivable, net	1,017,355	1,014,121
Inventories	826,725	891,325
Prepaid expenses and other current assets	95,953	83,512
Total current assets	2,334,895	2,629,246

Property, plant and equipment, net	566,339	588,097
Other non-current assets	131,687	136,630
Total assets	$3,032,921	$3,353,973

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$895,859	$984,014
Accrued liabilities	116,525	109,478
Accrued payroll and related benefits	115,070	112,193
Short-term debt	30,000	60,200
Total current liabilities	1,157,454	1,265,885

Long-term liabilities:
Long-term debt	940,016	1,182,308
Other	129,699	135,263
Total long-term liabilities	1,069,715	1,317,571

Total stockholders’ equity	805,752	770,517
Total liabilities and stockholders’ equity	$3,032,921	$3,353,973

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Net sales	$1,549,302	$1,674,200	$4,514,750	$4,905,709
Cost of sales	1,444,050	1,542,599	4,194,125	4,529,230
Gross profit	105,252	131,601	320,625	376,479

Operating expenses:
Selling, general and administrative	60,965	67,043	183,046	187,726
Research and development	5,587	5,797	15,643	14,877
Amortization of intangible assets	672	958	2,395	2,875
Restructuring and integration costs	3,932	6,336	13,472	15,885
Asset impairment	—	—	2,077	85
Gain on sales of long-lived assets	(1,298)	(1,440)	(1,298)	(3,465)
Total operating expenses	69,858	78,694	215,335	217,983

Operating income	35,394	52,907	105,290	158,496

Interest income	369	356	1,095	1,490
Interest expense	(16,131)	(24,843)	(58,361)	(77,773)
Other income (expense), net	(6,835)	(14,767)	(13,194)	(11,489)
Interest and other, net	(22,597)	(39,254)	(70,460)	(87,772)

Income before income taxes	12,797	13,653	34,830	70,724

Provision for income taxes	3,849	4,248	18,746	19,895

Net income	$8,948	$9,405	$16,084	$50,829

Basic income per share	$0.11	$0.12	$0.20	$0.63
Diluted income per share	$0.11	$0.11	$0.19	$0.61

Weighted-average shares used in computing per share amounts:
Basic	81,519	80,579	81,213	80,223
Diluted	83,566	83,141	83,469	83,275

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	July 2,	June 30,	July 2,
	2012	2012	2011	2012	2011

GAAP Gross Profit	$105,252	$106,348	$131,601	$320,625	$376,479
GAAP gross margin	6.8%	7.3%	7.9%	7.1%	7.7%
Adjustments
Stock compensation expense (1)	706	983	1,773	2,596	3,825
Amortization of intangible assets	—	—	157	104	471
Customer bankruptcy reorganization (2)	—	325	—	325	(759)
Non-GAAP Gross Profit	$105,958	$107,656	$133,531	$323,650	$380,016
Non-GAAP gross margin	6.8%	7.4%	8.0%	7.2%	7.7%

GAAP Operating Income	$35,394	$30,208	$52,907	$105,290	$158,496
GAAP operating margin	2.3%	2.1%	3.2%	2.3%	3.2%
Adjustments
Stock compensation expense (1)	4,527	4,529	6,057	13,120	13,981
Amortization of intangible assets	672	767	1,115	2,499	3,346
Customer bankruptcy reorganization (2)	—	2,794	—	2,794	(759)
Restructuring, acquisition and integration costs	4,834	5,486	6,336	14,374	15,885
Gain on sales of long-lived assets	(1,298)	—	(1,460)	(1,298)	(3,485)
Asset impairment	—	1,024	—	2,077	85
Non-GAAP Operating Income	$44,129	$44,808	$64,955	$138,856	$187,549
Non-GAAP operating margin	2.8%	3.1%	3.9%	3.1%	3.8%

GAAP Net Income (Loss)	$8,948	$(1,439)	$9,405	$16,084	$50,829

Adjustments:
Operating income adjustments (see above)	8,735	14,600	12,048	33,566	29,053
Loss on repurchase of debt (3)	4,236	6,461	16,098	10,697	16,098
Nonrecurring tax items	(16)	2,906	(2,425)	6,883	1,355
Non-GAAP Net Income	$21,903	$22,528	$35,126	$67,230	$97,335

GAAP Income (Loss) Per Share:
Basic	$0.11	$(0.02)	$0.12	$0.20	$0.63
Diluted	$0.11	$(0.02)	$0.11	$0.19	$0.61

Non-GAAP Income Per Share:
Basic	$0.27	$0.28	$0.44	$0.83	$1.21
Diluted	$0.26	$0.27	$0.42	$0.81	$1.17

Weighted-average shares used in computing per share amounts:
Basic - GAAP	81,519	81,225	80,579	81,213	80,223
Diluted - GAAP	83,566	81,225	83,141	83,469	83,275
Basic - Non-GAAP	81,519	81,225	80,579	81,213	80,223
Diluted - Non-GAAP	83,566	84,051	83,141	83,469	83,275

(1) Stock compensation expense was as follows:

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	July 2,	June 30,	July 2,
	2012	2012	2011	2012	2011

Cost of sales	$706	$983	$1,773	$2,596	$3,825
Selling, general and administrative	3,793	3,519	4,209	10,442	9,998
Research and development	28	27	75	82	158
Stock compensation expense - total company	$4,527	$4,529	$6,057	$13,120	$13,981

(2) Relates to inventory and bad debt reserves associated with customer bankruptcy reorganizations.

(3) Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed or repurchased prior to maturity.

Schedule I

The commentary above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, including customer bankruptcy impacts, to the extent material or which we consider to be of a non-operational nature in the applicable period.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity or availability under its credit facilities. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, debt redemption costs, gains and losses on sales of assets and discrete tax events), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.